UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

Frawley Corporation

(Exact name of registrant as specified in its charter)

Delaware	01-6436	95-2639686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5737 Kanan Road PMB 188

Agoura Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 324-9777

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Section 12(j) Proceeding to Revoke the Registration of the Company’s Securities

On June 23, 2016, Frawley Corporation (the “Company”) was named as a respondent in an Order Instituting Administrative Proceedings and Notice of Hearing Pursuant to Section 12(j) of the Securities Exchange Act of 1934, File No. 3-17310 (the “Order”). As stated in the Order, the Securities and Exchange Commission (the “Commission”) deems it necessary and appropriate for the protection of investors that a public administrative proceeding (the “Proceeding”) be instituted pursuant to Section 12(j) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a result of the Company’s failure to file periodic reports since its Form 10-K for the period ended December 31, 2011, and quarterly reports since the period ended March 31, 2008.

A pre-hearing conference for the Proceeding is currently scheduled for August 26, 2016. At or prior to the hearing, the Company intends to accept the revocation of registration of its securities under Section 12 of the Exchange Act, and expects that such revocation will become effective shortly thereafter. Upon such revocation, the Company’s periodic reporting obligations under Section 13(a) of the Exchange Act will terminate and any trading of the Company’s securities will cease.

Business Update

Due to setbacks in the Company’s real estate operations, management of the Company has determined that it is no longer viable for the Company to remain in business. Over the past twelve months, business conditions affecting the Company’s real estate parcels have deteriorated significantly.

Among other things, in November 2015, the County of Los Angeles adopted a new General Plan, which includes a new “Significant Ecological Area” map overlaying the Company’s undeveloped land. In addition, in June 2016, the County of Los Angeles announced that it plans to adopt Coastal Zone regulations for the remainder of the Santa Monica Mountains, where the Company has three parcels of undeveloped land. In addition, two of the Company’s three remaining parcels of land are in a location that may contain an endangered plant, which creates substantial uncertainty regarding the ability to obtain environmental permits from the California Department of Fish and Wildlife necessary to initiate any meaningful development of these parcels. These conditions will make development of the Company’s parcels expensive, time consuming and uneconomical.

The Company has pledged its real estate assets to lenders in order to secure indebtedness with a principal amount plus accrued interest of approximately $3,000,000. The Company is attempting to settle with these creditors, and expects to do so by year-end 2016, after which management intends to dissolve the Company. Management does not expect that there will be any value remaining for Company stockholders, once these secured creditors and others liabilities are satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRAWLEY CORPORATION

Date: August 11, 2016	/s/ Michael P. Frawley
Michael P. Frawley
CEO and Chairman of the Board

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